Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C.SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies that this Annual Report on Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of First Capital Bancorp, Inc.

Date: March 29, 2013

By:	/s/ John M. Presley
John M. Presley
Managing Director and Chief Executive Officer

By:	/s/ William W. Ranson.
William W. Ranson
Executive Vice President &
Chief Financial Officer (Principal Accounting and Financial Officer)